EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2006, relating to the consolidated financial statements of Dime Community Bancshares, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended December 31, 2005.

/S/ DELOITTE & TOUCHE LLP

New York, New York
April 27, 2006